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                                                                    EXHIBIT 21.1


                                The Talbots, Inc.
                       Listing of Subsidiary Corporations
                             As of February 3, 2001


Subsidiary Corporation                                                  State of Incorporation
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
    Talbots Classics National Bank                                      Rhode Island
    Talbots Classics Finance Company, Inc.                              Delaware
    Talbots Classics (Canada), Inc.                                     Ontario, Canada
    Talbots Canada, Inc.                                                Delaware
    Talbots (U.K.) Retailing, Ltd.                                      Delaware
    Talbots International Retailing Limited, Inc.                       Delaware
    The Classics Chicago, Inc.                                          Delaware